UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2014

Trinity Industries, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2014, the Board of Directors of Trinity Industries, Inc. (the "Company") elected Dunia A. Shive as an independent member of the Company’s Board of Directors, effective immediately. Although she has not been appointed to any committees at this time, it is currently anticipated that she will be appointed to the Audit Committee of the Board of Directors at a future date. Ms. Shive will receive the Company’s standard non-employee director compensation. Ms. Shive was awarded 813 restricted stock units that convert to common stock upon retirement from the Board and vest immediately prior to the 2014 Annual Meeting. Ms. Shive has no arrangement or understanding with any person regarding her selection as a director of the Company. Ms. Shive does not have any related person transactions with the Company reportable under Item 404(a) of Regulation S-K. The March 25, 2014 press release regarding the election of Ms. Shive is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 24, 2014, the Board of Directors amended Section 1 of Article III of the Company’s Bylaws to increase the number of directors from nine (9) to ten (10), effective immediately.

Item 9.01 Financial Statements and Exhibits.

The following are filed as exhibits to this Report:

99.1 Press release by the Company dated March 25, 2014 announcing the election of Dunia A. Shive as a director of the Company.

99.2 Amended and Restated Bylaws of Trinity Industries, Inc., effective March 24, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

March 26, 2014	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release by the Company dated March 25, 2014 announcing the election of Dunia A. Shive as a director of the Company.
99.2	Amended and Restated Bylaws of Trinity Industries, Inc., effective March 24, 2014.